Exhibit 99.1

              WASTE CONNECTIONS REPORTS SECOND QUARTER 2006 RESULTS

    - Revenue increases 14.8% to $207.0 million

    - Reports internal growth of 5.1% price and 2.8% volume

    - Completes approximately $27.5 million YTD of acquired annualized revenue

    FOLSOM, Calif., July 26 /PRNewswire-FirstCall/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter 2006. Revenue totaled $207.0 million, a 14.8% increase over revenue of $180.3 million in the year ago period. Operating income was $40.8 million versus $43.6 million in the second quarter of 2005. Net income was $19.2 million, or $0.41 per share on a diluted basis of 46.9 million shares. In the year ago period, the Company reported income from continuing operations of $21.8 million and diluted earnings per share from continuing operations of $0.45.

    The Company noted three items in the second quarter 2006 results which combined to decrease diluted earnings per share by approximately $0.05:

    * additional development costs for insurance claims from prior years of $3.8 million ($2.4 million net of taxes), or a reduction of approximately $0.05 per share;

    * stock-based compensation costs of $1.0 million ($0.6 million net of taxes), or a reduction of approximately $0.01 per share; and

    * reduced interest expense due to the redemption of convertible notes of $1.0 million ($0.6 million net of taxes), or an increase of approximately $0.01 per share.

    "Pricing and volume growth remain above the upper end of our original expectations for the full year, and we expect this trend to continue during the third quarter. This strength has enabled us to offset higher than anticipated current year costs, primarily in fuel and related items. We expect this strong pricing environment to continue into next year and provide for margin expansion in 2007 when year-to-year costs again become more comparable," said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. "Fuel and related items increased as a percentage of revenue by approximately 265 basis points in the second quarter compared to the year ago period. This increase was due to the more than doubling of current fuel prices relative to prices we paid last year under a fixed-price fuel supply contract that expired at the end of 2005."

    Mr. Mittelstaedt continued, "Acquisition activity increased significantly during the second quarter with the closing in early June of the previously announced purchase of El Dorado Disposal Service from Waste Management. El Dorado Disposal Service provides collection, recycling and transfer services in El Dorado County, California, under long-term franchise agreements. This acquisition together with previously announced awarded contracts already positions us for approximately 10% year-over-year reported revenue growth in 2007, excluding the impact of any additional acquisitions."

    For the six months ended June 30, 2006, revenue was $397.1 million, a 15.2% increase over revenue of $344.7 million in the year ago period. Operating income was $80.0 million versus $82.3 million for the same period in 2005. Net income for the six months ended June 30, 2006, was $34.9 million, or $0.74 per share on a diluted basis of 47.2 million shares. In the year ago period, the Company reported income from continuing operations of $41.3 million and diluted earnings per share from continuing operations of $0.85.

    The Company noted the following items in the current year six-month period which contributed to the year-over-year change in net income and diluted earnings per share:

    * write-off of unamortized debt issuance costs associated with convertible notes redeemed during the second quarter of $4.2 million ($2.6 million net of taxes), or a decrease of approximately $0.06 per share;

    * additional development costs for insurance claims from prior years of $3.8 million ($2.4 million net of taxes), or a decrease of approximately $0.05 per share;

    * stock-based compensation costs of $1.6 million ($1.0 million net of taxes), or a decrease of approximately $0.02 per share; and

    * reduced interest expense due to the redemption of convertible notes of $1.0 million ($0.6 million net of taxes), or an increase of approximately $0.01 per share.

    Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 27th at 10:00 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company's web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

    For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

    In the second quarter of 2005, Waste Connections classified as discontinued operations the results of certain operations in Utah and California that were exited during that quarter. Results for 2005 have been reclassified to present the results for these operations as discontinued operations.

    In accordance with the Company's adoption of SFAS 123R at the beginning of the first quarter of 2006, excess tax benefits on the exercise of stock options, which totaled $5.5 million for the six months ended June 30, 2006, are now classified as a cash flow from financing activities, rather than as a cash flow from operating activities as classified in prior year periods. This requirement will reduce the amounts recorded as net cash provided by operating activities, and will increase the amount recorded as net cash provided by financing activities. In order to improve comparability to prior periods, the Company's definition of free cash flow, a non-GAAP financial measure, has been expanded to include the excess tax benefits on the exercise of stock options. Total cash flow will remain unchanged from what would have been reported under prior accounting rules.

    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 22 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

    For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections' business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections' financial results; (4) efforts by labor unions could divert management attention and adversely affect operating results; (5) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (6) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (7) the geographic concentration of Waste Connections' business makes its results vulnerable to economic and seasonal factors affecting the regions in which it operates; (8) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (9) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations;
(10) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (11) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (12) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those Waste Connections services, or by heightened security measures or actual or threatened terrorist attacks; (13) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer; (14) Waste Connections' decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections' operating results; (15) Waste Connections' financial results are based upon estimates and assumptions that may differ from actual results; (16) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (17) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; and (18) the adoption of new accounting standards or interpretations could adversely impact Waste Connections' financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

                             WASTE CONNECTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2006
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                                     Three months ended                Six months ended
                                                          June 30,                        June 30,
                                                -----------------------------   -----------------------------
                                                     2005            2006            2005            2006
                                                -------------   -------------   -------------   -------------
Revenues                                        $     180,265   $     206,970   $     344,709   $     397,139
Operating expenses:
  Cost of operations                                  103,616         126,574         197,766         239,637
  Selling, general and
   administrative                                      17,096          20,621          34,237          40,422
  Depreciation and
   amortization                                        15,938          18,736          30,549          36,968
  Loss (gain) on sale of
   assets                                                 (12)            236            (133)            154
Operating income                                       43,627          40,803          82,290          79,958

Interest expense                                       (5,575)         (6,619)        (10,510)        (14,113)
Minority interests                                     (3,426)         (3,317)         (6,114)         (6,028)
Other income (expense),
 net                                                       65              11             171          (3,982)
Income from continuing
 operations before income
 tax                                                   34,691          30,878          65,837          55,835

Income tax provision                                  (12,905)        (11,678)        (24,491)        (20,912)
Income from continuing
 operations                                            21,786          19,200          41,346          34,923
Loss from discontinued
 operations, net of tax                                  (378)             --            (579)             --

Net income                                      $      21,408   $      19,200   $      40,767   $      34,923

Basic earnings per common
 share:
  Continuing operations                         $        0.47   $        0.43   $        0.88   $        0.77
  Discontinued operations                               (0.01)             --           (0.01)             --
  Net income per common
   share                                        $        0.46   $        0.43   $        0.87   $        0.77

Diluted earnings per
 common share:
  Continuing operations                         $        0.45   $        0.41   $        0.85   $        0.74
  Discontinued operations                               (0.01)             --           (0.01)             --
  Net income per common
   share                                        $        0.44   $        0.41   $        0.84   $        0.74

Shares used in the per
 share calculations:
  Basic                                            46,727,722      45,174,415      47,097,918      45,420,613
  Diluted                                          48,558,866      46,885,224      48,709,641      47,236,483

                             WASTE CONNECTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                                                    December 31,       June 30,
                                                                        2005            2006
                                                                    -------------   -------------
ASSETS
Current assets:
  Cash and equivalents                                              $       7,514   $       7,727
  Accounts receivable, net of allowance for
   doubtful accounts of $2,826 and $2,820 at
   December 31, 2005 and June 30, 2006, respectively                       94,438          99,402
  Deferred tax assets                                                       5,145           5,416
  Prepaid expenses and other current assets                                17,279          19,053
    Total current assets                                                  124,376         131,598

Property and equipment, net                                               700,508         727,847
Goodwill                                                                  723,120         744,843
Intangible assets, net                                                     87,651          87,743
Restricted assets                                                          13,888          14,793
Other assets, net                                                          26,764          28,742
                                                                    $   1,676,307   $   1,735,566

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                  $      54,795   $      56,794
  Book overdraft                                                            8,869           3,536
  Accrued liabilities                                                      44,522          55,937
  Deferred revenue                                                         30,957          32,484
  Current portion of long-term debt and notes
   payable                                                                 10,858           7,014
    Total current liabilities                                             150,001         155,765

Long-term debt and notes payable                                          586,104         652,587
Other long-term liabilities                                                20,478          15,365
Deferred tax liabilities                                                  175,167         183,970
    Total liabilities                                                     931,750       1,007,687

Commitments and contingencies
Minority interests                                                         26,357          27,485

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares
 authorized; none issued and outstanding                                      --               --
Common stock: $0.01 par value; 100,000,000 shares
 authorized; 45,924,686 and 45,560,879 shares issued
 and outstanding at December 31, 2005 and
 June 30, 2006, respectively                                                  459             456
Additional paid-in capital                                                373,382         311,417
Deferred stock compensation                                                (2,234)             --
Treasury stock at cost, 106,600 shares outstanding
 at December 31, 2005                                                      (3,672)             --
Retained earnings                                                         345,308         380,231
Accumulated other comprehensive income                                      4,957           8,290
    Total stockholders' equity                                            718,200         700,394
                                                                    $   1,676,307   $   1,735,566

                             WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2006
                                   (Unaudited)
                             (Dollars in thousands)

                                                                           Six months ended
                                                                               June 30,
                                                                    ------------------------------
                                                                         2005             2006
                                                                    -------------    -------------
Cash flows from operating activities:
Net income                                                          $      40,767    $      34,923
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Loss (gain) on disposal of assets                                          (330)             154
  Depreciation                                                             29,538           34,946
  Amortization of intangibles                                               1,261            2,022
  Deferred income taxes, net of acquisitions                               (4,097)           6,026
  Minority interests                                                        6,114            6,028
  Amortization of debt issuance costs                                         861            5,271
  Stock-based compensation                                                    511            1,576
  Interest income on restricted assets                                       (169)            (288)
  Closure and post-closure accretion                                          342              300
  Tax benefit on the exercise of stock options                              6,443               --
  Excess tax benefit on the exercise of stock
   options                                                                     --           (5,501)
  Net change in operating assets and
   liabilities, net of acquisitions                                        16,243           10,539
Net cash provided by operating activities                                  97,484           95,996

Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired                         (12,854)         (34,838)
  Capital expenditures for property and equipment                         (34,271)         (49,038)
  Proceeds from disposal of assets                                          3,933              313
  Decrease (increase) in restricted cash, net of
  interest income                                                             958             (617)
  Increase in other assets                                                   (156)            (236)
Net cash used in investing activities                                     (42,390)         (84,416)

Cash flows from financing activities:
  Proceeds from long-term debt                                             70,064          631,997
  Principal payments on notes payable and
   long-term debt                                                         (61,960)        (569,619)
  Change in book overdraft                                                 (6,742)          (5,333)
  Proceeds from option and warrant exercises                               23,813           24,916
  Excess tax benefit on the exercise of stock
  options                                                                      --            5,501
  Distributions to minority interest holders                               (5,341)          (4,900)
  Payments for repurchase of common stock                                 (71,101)         (87,744)
  Debt issuance costs                                                         (40)          (6,185)
Net cash used in financing activities                                     (51,307)         (11,367)

Net increase in cash and equivalents                                        3,787              213
Cash and equivalents at beginning of period                                 3,610            7,514
Cash and equivalents at end of period                               $       7,397    $       7,727

                              ADDITIONAL STATISTICS
                        THREE MONTHS ENDED JUNE 30, 2006
                             (Dollars in thousands)

    Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

                                      Three Months Ended
                                        June 30, 2006
                                      ------------------
    Price                                            5.1%
    Volume                                           2.8%
    Intermodal, Recycling and Other                 (0.6)%
      Total                                          7.3%

    Uneliminated Revenue Breakdown:

                                                    Three Months Ended
                                                     June 30, 2006
                                               ---------------------------
    Collection                                 $    151,370           63.9%
    Disposal and Transfer                            66,165           28.0%
    Intermodal, Recycling and Other                  19,192            8.1%
        Total                                  $    236,727          100.0%

    Inter-company elimination                  $     29,757

    Days Sales Outstanding for the three months ended June 30, 2006: 44 (29 net of deferred revenue)

    Internalization for the three months ended June 30, 2006:  68%

    Other Cash Flow Items for the three months ended June 30, 2006:
        Cash Interest Paid:                $     12,752
        Cash Taxes Paid:                   $      7,937

    Debt to Capitalization:  48.5%
      Total Debt divided by Total Debt plus Total Stockholders' Equity:
      ($652,587 + $7,014) / ($652,587 + $7,014 + $700,394) = 48.5%

    Share Information for the three months ended June 30, 2006:

    Basic shares outstanding                                45,174,415
    Dilutive effect of options and warrants                  1,190,465
    Dilutive effect of convertible notes                       432,755
    Dilutive effect of restricted stock                         87,589
    Diluted shares outstanding                              46,885,224

    Shares repurchased                                         195,600

                       NON-GAAP RECONCILIATION SCHEDULE
                                (in thousands)

    Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus cash proceeds from disposal of assets and excess tax benefit on the exercise of stock options, plus or minus change in book overdraft, less capital expenditures and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

    Free cash flow reconciliation:

                                                           Three Months     Six Months
                                                              Ended           Ended
                                                             June 30,        June 30,
                                                               2006            2006
                                                          -------------   -------------
Net cash provided by operating activities                 $      58,140   $      95,996
Change in book overdraft                                         (3,650)         (5,333)
Plus: Cash proceeds from disposal of assets                         142             313
Plus: Excess tax benefit on the exercise of
stock options                                                     2,149           5,501
Less: Capital expenditures for property and
equipment                                                       (29,073)        (49,038)
Less: Distributions to minority interest holders                 (2,842)         (4,900)
Free cash flow                                            $      24,866   $      42,539

Free cash flow as % of revenues                                    12.0%           10.7%

SOURCE  Waste Connections, Inc.
    -0-                             07/26/2006
    /CONTACT: Worthing Jackman of Waste Connections, Inc., +1-916-608-8266, or worthingj@wasteconnections.com/
    /Web site:  http://www.wcnx.org /
    (WCN)